THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE WARRANT IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY IN ITS SOLE DISCRETION.


NO. 3


                       COMMON STOCK PURCHASE WARRANT A

                To Purchase 535,714 Shares of Common Stock of

                                INTERIORS INC.

         THIS CERTIFIES that, for value received, RBB BANK AG (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, from July 30, 1998 (the "Issuance Date"), on or prior to July 29, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from INTERIORS INC., a corporation incorporated in the State of Delaware (the "Company"), up to Five Hundred Thirty-Five Thousand, Seven Hundred Fourteen (535,714) shares (the "Warrant Shares") of Class A Common Stock, par value US $0.001 per share of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to the lower of either: (i) one hundred twenty percent (120%) of the closing bid price of the Common Stock on the Trading Day immediately preceding the Issuance Date, or (ii) one hundred twenty percent (120%) of the closing bid price of the Common Stock on the reset date (the "Reset Date") which shall be a single date during the period commencing on the ninety-first (91st) day after the Issuance Date through and including the two hundred tenth (210th) day after the Issuance date and which Reset Date shall be designated by the holder of the Warrant; plus a premium (the "Exercise Premium").

The Exercise Premium shall equal one half (1/2) of the Premium Price as defined herein less the Trigger Price as defined herein provided the Premium Price is greater than the Trigger Price. In the event the Premium Price is equal to or less than the Trigger Price then the Exercise Premium shall equal zero. The "Premium Price" shall be the closing bid price of the Common Stock on the Trading Day immediately preceding the date that the notice of exercise (the "Exercise Date") was sent to the Issuer, and the "Trigger Price" shall be Four Dollars and Eleven Cents (US$4.11) per share. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the 7% Convertible Debenture as defined in the 7% Convertible Debenture Subscription Agreement (the "Agreement") dated as of the Issuance Date between the Company and Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

   1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws and the restrictions on transfer described herein, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

   2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment for the Warrant Shares as provided herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than those created by the Investor and other than taxes in respect of any transfer occurring contemporaneously with such issue).

   3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made in accordance with the following terms and conditions:

   (a) At any time after the ninetieth (90th) day from the Issuance Date and prior to the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase up to 89,285 Warrant Shares [equal to one-sixth (1/6th) of the aggregate number of the Warrant Shares originally issuable on the Issuance Date];

   (b) At any time after the one hundred twentieth (120th) day from the Issuance Date and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase an additional 89,285 Warrant Shares [equal to one-sixth (1/6th) of the aggregate number of the Warrant Shares originally issuable hereto];

   (c) At any time after the one hundred fiftieth (150th) day from the Issuance Date and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase an additional 89,285 Warrant Shares [equal to one-sixth (1/6th) of the aggregate number of the Warrant Shares originally issuable hereto];


   (d) At any time after the one hundred eightieth (180th) day from the Issuance Date and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase an additional 89,285 Warrant Shares [equal to one-sixth (1/6th) of the aggregate number of the Warrant Shares originally issuable hereto];

   (e) At any time after the two hundred tenth (210th) day from the Issuance Date and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase an additional 89,285 Warrant Shares [equal to one-sixth (1/6th) of the aggregate number of the Warrant Shares originally issuable hereto];

   (f) At any time after the two hundred fortieth (240th) day from the Issuance Date and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, the Holder may exercise its right to purchase all remaining and outstanding Warrant Shares originally issuable hereto;

   (g) The exercise of the purchase rights represented by this Warrant may be made as set forth in (a)-(f) above by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the principal office of the Company, 320 Washington Street, Mount Vernon, New York (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within six (6) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

   4. No Fractional Shares or Scrip/Restrictions on Exercise. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

   5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

   6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

   7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

   8. Assignment and Transfer of Warrant. Subject to the restriction on transfer described herein, this Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company).

   9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

   10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

   11. Effect of Certain Events.
       -------------------------

   (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

   (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

   (c) The Company agrees that the Warrant Shares shall be included in the Registration Statement to be filed by the Company pursuant to the Agreement.

   12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price (inclusive of the Premium Price and Trigger Price used in calculating the Exercise Price) shall be subject to adjustment from time to time upon the happening of any of the following.

   In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

   13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

   14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

   15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or NASDAQ Small Cap Stock Market or any domestic securities exchange upon which the Common Stock may be listed.

   16. "Piggy-Back" Registration. In addition to the terms of the Registration Rights Agreement, the Holders of this Warrant shall have the right to include all Warrant Shares as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8, or the financing arrangement presently under review with Cruttenden Roth Incorporated or any substitute entity therefor and having substantially the same terms) and must be notified in writing of such filing; provided, however, that the holder of this Warrant agrees it shall not have any piggy-back registration rights pursuant to this Warrant if the Warrant Shares may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration whether or not any Warrant holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Warrant shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the holders of the Warrants.

   17. Miscellaneous.
       --------------

   (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Agreement.

   (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, or if no exemption from registration exists, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares (if not registered, or if no exemption from registration exists) issued to the Holder upon exercise will bear substantially the following legend:

   "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION".

   (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

   (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof by the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: July 30, 1998

                                                     INTERIORS INC.

                                                     By  /s/ Max Munn
                                                     ------------------------
                                                         Name: Max Munn
                                                         Title: President

                              NOTICE OF EXERCISE



To: INTERIORS INC.



   (1) The undersigned hereby elects to purchase ____________ shares of Class A Common Stock, par value US$0.001 per share (the "Common Stock") of INTERIORS INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

   (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                      --------------------------------------
                      (Name)


                      --------------------------------------
                      (Address)


                      --------------------------------------



Dated:



                                              -------------------------------
                                              Signature

                               ASSIGNMENT FORM


                  (To assign the foregoing warrant, execute this form and supply required information.
                Do not use this form to exercise the warrant.)




   FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
------------------------------------------------------------


---------------------------------------------------------------------------- .


----------------------------------------------------------------------------

                                           Dated:
                                                       --------------------- ,

             Holder's Signature:
                                   ----------------------------------------


             Holder's Address:
                               --------------------------------------------


                               --------------------------------------------


Signature Guaranteed:
                      -----------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.





                                             2